40 Act File No. 811-7996




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM N-1A


                 REGISTRATION STATEMENT UNDER THE
                 INVESTMENT COMPANY ACT OF 1940                         [X]
                        Amendment No. 16                                [X]
                (check appropriate box or boxes)


                                 SR&F BASE TRUST
              (Exact Name of Registrant as Specified in Declaration of Trust)



                One Financial Center, Boston, Massachusetts 02111
                   (Address of Registrant's Principal Offices)



                                 1-800-338-2550
              (Registrant's Telephone Number, Including Area Code)



Kevin M. Carome                                  Cameron S. Avery
Executive Vice-President                         Bell, Boyd & Lloyd
SR&F Base Trust                                  Three First National Plaza
One Financial Center                            70 W. Madison Street, Suite 3300
Boston, MA  02111                               Chicago, IL  60602

                              (Agents for Service)

                                EXPLANATORY NOTE

This Registration Statement has been filed pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.
Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.
                                     PART A

Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

Introduction
The 12 series of SR&F Base Trust are referred to collectively as the "Portfolios." SR&F Municipal Money Portfolio and SR&F High-Yield Municipals Portfolio are referred to collectively as the "Municipal Portfolios"; SR&F Intermediate Bond Portfolio, SR&F Income Portfolio and SR&F High Yield Portfolio are referred to collectively as the "Bond Portfolios"; and SR&F Balanced Portfolio, SR&F Growth & Income Portfolio, SR&F Growth Stock Portfolio, SR&F Growth Investor Portfolio, SR&F Disciplined Stock Portfolio, and SR&F International Portfolio are referred to collectively as the "Equity Portfolios."

Throughout this registration statement, information concerning the Portfolios is incorporated by reference to the prospectuses and statements of additional information ("SAIs") contained in the Registration Statements on Form N-1A relating to shares of the respective feeder funds that invest all of their assets in such Portfolios (each a "Feeder Fund") as follows:

                 Portfolio                                Feeder Fund                    Registration Statement


SR&F Municipal  Money Market              Stein Roe Municipal Money Market Fund Liberty-Stein Roe Funds  Municipal  Trust
Portfolio                                                                       1933 Act File No. 2-99356
SR&F High-Yield Municipals Portfolio       Stein Roe High-Yield Municipals Fund 1940 Act File No.811-4367
                                                                                CIK 0000773757


SR&F Municipal  Money Market            Liberty Municipal Money Market Fund     Liberty Funds Trust IV
Portfolio                               (formerly Colonial Tax-Exempt           1933 Act File No. 2-62492
                                                 Money Market Fund)             1940 Act File No. 811-2865
                                                                                CIK 0000276716

SR&F Cash Reserves Portfolio                 Stein Roe Cash Reserves Fund       Liberty-Stein Roe Funds Income
SR&F Intermediate Bond Portfolio             Stein Roe Intermediate Bond Fund   Trust,
SR&F Income Portfolio                        Stein Roe Income Fund              1933 Act File No. 33-02633
SR&F High Yield Portfolio                    Stein Roe High Yield Fund          1940 Act File No. 811-4552
                                                                                CIK 0000787491


SR&F Cash Reserves Portfolio                 Liberty Money Market Fund          Liberty Funds Trust II
                                     (formerly Colonial Money Market Fund)      1933 Act File No.2-66976
                                                                                1940 Act File No.811-3009
                                                                                CIK 0000315665

SR&F Balanced Portfolio                      Stein Roe Balanced Fund            Liberty-Stein Roe Funds
SR&F Growth & Income Portfolio               Liberty Value Opportunities Fund   Investment Trust,
                                             Stein Roe Growth & Income Fund     1933 Act File No. 33-11351
                                                                                1940 Act File No. 811-4978
SR&F Growth Stock Portfolio                  Stein Roe Growth Stock Fund        CIK 0000809558
SR&F Growth Investor Portfolio               Stein Roe Young Investor Fund
                                             Stein Roe Growth Investor Fund

SR&F Disciplined Stock Portfolio             Stein Roe Disciplined Stock Fund
SR&F International Portfolio                 Stein Roe International Fund

SR&F Growth Investor Portfolio               Liberty Young Investor Fund        Liberty-Stein Roe Advisor Trust
SR&F Growth Stock Portfolio                  Liberty Growth Stock Fund          1933 Act File No. 333-17255
                                                                                1940 Act File No. 811-07955
                                                                                CIK 0001020520





Item 4.INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS.
-------------------------------------------------------------------------------

Registrant incorporates by reference the following sections of the Feeder Funds' prospectuses containing information on each Portfolio's investment objective, primary investment strategy and risk: "The Funds" and "Other Investments and Risks."

Item 6.  Management, ORGANIZATION, AND CAPITAL STRUCTURE.

     Adviser Stein Roe & Farnham Incorporated, One South Wacker Drive, Chicago, IL 60606, manages the day-to-day operations of the Portfolios, except that Newport Fund Management, Inc., effective on January 26, 2001, manages the day-to-day operations of the SR&F International Portfolio. Stein Roe (and its predecessor) has advised and managed mutual funds since 1949. For the most recent fiscal year, the Portfolios paid to Stein Roe the following aggregate fees (as a percent of average net assets):


Fiscal year ended June 30, 2000
Portfolio                                               Annual Management Fee

SR&F Municipal Money  Market Portfolio                           0.25%

SR&F High-Yield Municipals Portfolio                             0.43

SR&F Cash Reserves Portfolio                                     0.24

SR&F Intermediate Bond Portfolio                                 0.35

SR&F Income Portfolio                                            0.48

SR&F High Yield Portfolio                                        0.50

Fiscal year ended September 30, 2000
Portfolio                                               Annual Management Fee

SR&F Balanced Portfolio                                          0.55%


SR&F Growth & Income Portfolio                                   0.75


SR&F Growth Stock Portfolio                                      0.54

SR&F Growth Investor Portfolio                                   0.56

SR&F Disciplined Stock Portfolio                                 0.75


SR&F International Portfolio                                     0.85


Stein Roe's mutual funds and institutional investment advisory businesses are part of a larger business unit known as Liberty Funds Group (LFG) that includes several separate legal entities. LFG includes certain affiliates of Stein Roe, including Colonial Management Associates, Inc. (CMA). The LFG business unit is managed by a single management team. CMA and other LFG entities also share personnel, facilities, and systems with Stein Roe that may be used in providing administrative or operational services to the Funds. CMA is a registered investment adviser. Stein Roe also has a wealth management business that is not part of LFG and is managed by a different team. Stein Roe and the other entities that make up LFG are subsidiaries of Liberty Financial Companies, Inc.

Stein Roe may use the services of AlphaTrade Inc., an affiliated broker-dealer, when buying or selling equity securities for the Portfolios, pursuant to procedures adopted by the Board of Trustees.

Portfolio Managers
Veronica M. Wallace has managed SR&F Municipal Money Portfolio since its inception in 1995. She is a vice president of Stein Roe and was a trader in taxable money market instruments for Stein Roe from 1987 to 1995 and a portfolio administrator from 1966 to 1987.

Maureen G. Newman has managed SR&F High-Yield Municipals Portfolio since Nov. 1998. Ms. Newman is jointly employed by CMA and Stein Roe. She has managed tax-exempt funds for CMA since May 1996. Prior to joining CMA, Ms. Newman was a portfolio manager and bond analyst at Fidelity Investments from May 1985 to May 1996.

Jane M. Naeseth has managed SR&F Cash Reserves Portfolio since its inception in 1998. She was portfolio manager of Stein Roe Cash Reserves Fund from 1980 to 1998. Ms. Naeseth is a senior vice president of Stein Roe.

Michael T. Kennedy has managed SR&F Intermediate Bond Portfolio since its inception in 1998 and SR&F Income Portfolio since December 2000. He managed Stein Roe Intermediate Bond Fund from 1988 to 1998 and is a senior vice president of Stein Roe.

Jeffrey M. Martin has been portfolio manager of the High Yield Portfolio since December 2000 and has been affiliated with the Portfolio or the Fund as an analyst or associate portfolio manager since 1996. Mr. Martin joined Stein Roe in 1993 and is a vice president and senior analyst. He received his B.S. degree from St. John's University and his M.B.A. degree from the State University of New York at Albany.



Daniel K. Cantor, manager of SR&F Disciplined Stock Portfolio since May 1999, is a senior vice president of Stein Roe. He managed Stein Roe Growth & Income Fund from 1995 to 1997 and Stein Roe Young Investor Fund from 1994 to 1995. He has been employed by Stein Roe since 1985.

Jeffrey C. Kinzel has been co-manager of SR&F Disciplined Stock Portfolio since November 1999. He joined Stein Roe in 1991. He has served as a senior equity analyst and core portfolio team member for Stein Roe in addition to his portfolio management responsibilities. He is a senior vice president of Stein Roe. A certified financial analyst, he holds a bachelor's degree from Northwestern University, a law degree from the University of Michigan, and a master's degree in business administration from the Wharton School of the University of Pennsylvania.

Erik P. Gustafson and David P. Brady have been co-managers of SR&F Growth Investor Portfolio since its inception in 1997. Mr. Gustafson has managed SR&F Growth Stock Portfolio since its inception in 1997. Mr. Gustafson joined Stein Roe in 1992 as a portfolio manager for privately managed accounts. He is a senior vice president and was portfolio manager of Stein Roe Young Investor Fund from 1995 to 1997 and portfolio manager of Stein Roe Growth Stock Fund from 1994 to 1997. Mr. Brady joined Stein Roe in 1993 as an associate portfolio manager of Stein Roe Special Fund. He currently is a senior vice president. He was portfolio manager of Stein Roe Young Investor Fund from 1995 to 1997, has been portfolio manager Stein Roe Large Company Focus Fund since its inception in June 1998, and is associate manager of SR&F Growth Stock Portfolio.

Harvey B. Hirschhorn, manager of SR&F Balanced Portfolio since its inception in 1997. Mr. Hirschhorn and Scott Schermerhorn are managers of SF&R Growth & Income Portfolio since August, 2000. Mr. Hirschhorn is executive vice president and chief economist and investment strategist of Stein Roe. He managed Stein Roe Balanced Fund from 1996 to 1997 and Stein Roe Growth Stock Fund from 1995 to 1996. Mr. Hirschhorn has been employed by Stein Roe since 1973. Mr. Schermerhorn is a senior vice president of Stein Roe and has co-managed the Liberty Value Opportunities Fund since August, 2000. Mr. Schermerhorn has been affiliated with and has managed various other funds for Colonial Management Associates, Inc., since October, 1998. He was head of the value team at Federated Investors from May, 1996 to October 1998 where he managed the American Leader Fund, Federated Stock Trust and Federated Stock and Bond as well as other institutional accounts. Prior to 1996, He was a member of the growth and income team at J&W Seligman.



Charles R. Roberts, Michel Ellis and Deborah F. Snee are co-managers of SR&F International Portfolio since March 15, 2000. Each of the co-managers are joint employees of Newport Fund Management, Inc., Stein Roe and Colonial Management Associates. Mr. Roberts is a Managing Director of Newport. Mr. Roberts is also a Managing Director of Newport Pacific Management, Inc. (Newport Pacific), Newport's immediate parent. Mr. Roberts will be a senior vice president with both Colonial and Stein Roe. Mr. Roberts has been employed with Newport and Newport Pacific since November, 1998, where he has managed other funds or accounts on behalf of Newport and Newport Pacific. Prior to joining Newport and Newport Pacific, he managed the European component of institutional international equity accounts at Progress Investment Management (Progress) since 1997. Prior to joining Progress in 1997, he managed the European component of institutional international equity accounts and was a member of the investment policy committee at Sit/Kim International since prior to 1994. Mr. Ellis is a senior vice president of both Newport and Newport Pacific. Mr. Ellis will hold the same position with Colonial and Stein Roe. Prior to joining Newport and Newport Pacific in December, 1996, he was a vice president at Matthews International Capital Management since September, 1991.Ms. Snee is a vice president and Europe analyst at Newport. She also will be an analyst at Colonial and Stein Roe. Prior to working at Newport, Ms. Snee spent five years at Sit/Kim as an emerging markets analyst.




Item 7.  SHAREHOLDER INFORMATION.
Purchases and Redemptions. Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement is not an offer to sell or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act.

Each investor in a Portfolio may add to or reduce its investment on each business day. The investor's percentage of the aggregate Interests in a Portfolio is computed as the percentage equal to the fraction (1) the numerator of which is the beginning of the day value of such investor's investment in the Portfolio on such day plus or minus the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (2) the denominator of which is the aggregate beginning of the day net asset value of the Portfolio on such day plus or minus the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. This percentage is applied to determine the value of the investor's Interest in the Portfolio as of the close of business.

An investment is made without a sales load at the net asset value next determined after an order is received by SteinRoe Services Inc., the investor accounting and recordkeeping agent. There is no minimum initial or subsequent investment. The Portfolios and SteinRoe Services Inc. reserve the right to cease accepting investments at any time or to reject any investment order.

An investor may redeem its investment at the next determined net asset value if a withdrawal request in proper form is furnished by the investor to SteinRoe Services Inc. by the designated cutoff time. The proceeds of a withdrawal are paid in federal funds normally on the business day the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

Redemptions may be suspended or payment of withdrawal proceeds postponed when the New York Stock Exchange (NYSE) is closed (other than for weekends or holidays) or trading on the NYSE is restricted, or, if to the extent otherwise permitted by the 1940 Act if an emergency exists.

Determining Share Price. Registrant incorporates by reference information on the determination of net asset value and the valuation of portfolio securities from the section of each Feeder Fund's prospectus entitled "Your Account--Determining Share Price."

Distributions and Taxes. The assets, income, and distributions of the Portfolios are managed in such a way that an investor will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the investor invested all of its assets in that Portfolio.

The net income of a Portfolio consists of (1) all income accrued less the amortization of any premium on its assets, less (2) all actual and any accrued expenses of the series determined in accordance with generally accepted accounting principles. Income includes discount earned (including both original issue and, by election, market discount) on discount paper accrued to the date of maturity and any net realized gains or losses on the assets of the series. All of the net income of a Portfolio is allocated among its investors in accordance with their Interests (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees).

Base Trust is not subject to any federal income tax. However, each investor in a Portfolio is taxed on its share (as determined in accordance with the governing instruments of Base Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share is made in accordance with an allocation method designed to satisfy the Internal Revenue Code and its regulations. Distributions of net income and capital gain are to be made pro rata to investors in accordance with their investment in a Portfolio. For federal income tax purposes, however, income, gain, or loss may be allocated in a manner other than pro rata, if necessary to reflect gains or losses properly allocable to fewer than all investors as a result of contributions of securities to a series or redemptions of portions of an investor's unrealized gain or loss in series assets.

Item 8.  distribution arrangements.
Not applicable.

                                     PART B

Item 10.  Cover Page AND TABLE OF CONTENTS.

                                 SR&F BASE TRUST
                     One Financial Center, Boston, MA 02111
                                  800-338-2550
           Statement of Additional Information Dated February 1, 2001

This Statement of Additional Information is not a prospectus but provides additional information that should be read in conjunction with the prospectus contained in Part A of this Registration Statement, which may be obtained at no charge by telephoning 800-338-2550.

Item 11.  Fund History.........................................................8
Item 12.  Description of Fund and Its Investment Risks.........................8
Item 13.  Management of the Fund...............................................8
Item 14.  Control Persons and Principal Holders of Securities.................12
Item 15.  Investment Advisory and Other Services..............................13
Item 16.  Brokerage Allocation and Other Practices............................13
Item 17.  Capital Stock and Other Securities..................................13
Item 18.  Purchase, Redemption, and Pricing of Securities.....................16
Item 19.  Taxation of the Fund................................................16
Item 20.  Underwriters........................................................17
Item 21.  Calculation of Performance Data.....................................17
Item 22.  Financial Statements................................................17

Item 11.  FUND History.
SR&F Base Trust ("Base Trust") is a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the Commonwealth of Massachusetts on August 23, 1993. Currently, 12 series of Base Trust are authorized and outstanding. Prior to May 6, 1999, the name of SR&F Disciplined Stock Portfolio was SR&F Special Portfolio.

Item 12.  DESCRIPTION OF FUND AND ITS INVESTMENT RISKS.
Part A, Item 4 contains additional information about the investment objectives and policies of each Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms in this Part B and not otherwise defined have the meanings given to them in Part A.

Registrant incorporates by reference additional information concerning the investment policies of each Portfolio as well as information concerning the investment restrictions of the Portfolio from "Portfolio Investments and Strategies" "and "Investment Restrictions" in the SAI relating to its Feeder Fund.

Item 13.  Management of THE FUND.
The Board of Trustees of Base Trust has overall management responsibility for the Trust and the Portfolios. The officers and trustees of Base Trust are listed below.

                                       Position(s) held                      Principal occupation(s)
        Name, Age; Address              with the Trust                       during past five years
        ------------------              --------------                       ----------------------


William D. Andrews, 53;           Executive Vice-          Executive vice president of Stein Roe
One South Wacker Drive,           President
Chicago, IL  60606
(4)



Christine Balzano, 35;             Vice-President           Senior vice president of Liberty Funds Services, Inc.;
245 Summer Street, Boston, MA                               formerly vice president and assistant vice president
02210


David P. Brady, 36;                Vice-President           Senior vice president of Stein Roe since March 1998;
One South Wacker Drive, Chicago,                            vice president of Stein Roe from Nov. 1995 to March
IL  60606  (4)                                              1998; portfolio manager for Stein Roe since 1993



Daniel K. Cantor, 41;              Vice-President           Senior vice president of Stein Roe
1330 Avenue of the Americas,
New York, NY 10019 (4)



Kevin M. Carome, 44;               Executive                Executive Vice President of the Funds since May 1999 (formerly Vice
One Financial Center               Vice President           President and Secretary);Executive vice president Liberty Funds
Boston, MA                                                  and Liberty All-Star Funds since October 2000; Senior Vice
02111  (4)                                                  President, Legal since January 1999 of Liberty Funds Group;
                                                            counsel and secretary of Stein Roe since Jan. 1998;
                                                            associate general counsel and vice president of Liberty
                                                            Financial Companies, Inc. (the indirect parent of Stein
                                                            Roe) through Jan. 1999

Denise E. Chasmer, 33;             Vice President           Employee of Liberty Funds Services, Inc. and assistant
12100 East Iliff Avenue                                     vice president of Stein Roe since November 1999; manager
Aurora, CO 80014 (4)                                        with Scudder Kemper Investments from October 1995 to
                                                            November 1999; assistant manager with Scudder Kemper
                                                            prior thereto


William M. Garrison, 34; One       Vice-President           Vice president of Stein Roe since Feb. 1998; associate
South Wacker Drive, Chicago, IL                             portfolio manager for Stein Roe since August 1994
60606 (4)


Stephen E. Gibson, 47;             President                 Director of Stein Roe since September 1, 2000,President and
One Financial Center,                                        Vice Chairman of Stein Roe since January, 2000 (formerly
Boston, MA 02111 (4)                                         Assistant Chairman from August, 1998 to January,2000);
                                                             President of the Stein Roe Funds since November 1999;
                                                             President of the Liberty Funds since June, 1998,Chairman of the Board of the Liberty Funds since July, 1998,Chief
                                                             Executive Officer and President since December, 1996 and
                                                             Director, since July, 1996 of Colonial Management Associates
                                                             (formerly Executive Vice President from July, 1996 to December, 1996)
                                                             ; Director, Chief Executive Officer and
                                                             President of LFG since December, 1998 (formerly Director,
                                                             Chief Executive Officer and President of The Colonial Group,
                                                             Inc. (TCG) from December, 1996 to December, 1998); (formerly
                                                             Managing Director of Marketing of Putnam Investments, June,
                                                             1992 to July, 1996.)

Erik P. Gustafson, 36;       Vice-President                 Senior portfolio manager of Stein Roe;
OneSouth  Wacker  Drive                                     senior  vice  president  of Stein  Roe since  April  1996;
Chicago,IL 60606 (4)                                        vice president of Stein Roe prior thereto

Douglas A. Hacker, 44;             Trustee                  Senior vice president and chief financial officer of
P.O. Box 66100,                                             UAL, Inc. (airline)
Chicago, IL 60666
(3) (4)

Loren A. Hansen, 53;          Executive Vice-President      Chief investment officer/equity of  CMA since 1997;
One South Wacker Drive,                                     executive  vice president of Stein Roe since Dec.  1995;
Chicago,  IL 60606 (4)                                      vice  president of The Northern  Trust (bank) prior thereto

Harvey B. Hirschhorn, 50;         Vice-President            Executive vice president,  senior portfolio  manager, and
One South Wacker  Drive,                                    chief  economist and investment strategist of Stein Roe;
Chicago, IL 60606 (4)                                       director of research of Stein Roe,1991 to 1995

Janet Langford Kelly, 42;         Trustee                  Executive vice president-corporate development, general
One Kellogg Square,                                        counsel and secretary of Kellogg Company since Sept.
Battle Creek, MI 49016 (3)(4)                              1999; senior vice president, secretary and general
                                                           counsel of Sara Lee Corporation (branded, packaged,
                                                           consumer-products manufacturer) from 1995 to Aug. 1999;
                                                           partner of Sidley & Austin (law firm) prior thereto

Michael T. Kennedy, 38;
One South Wacker Drive            Vice President           Senior vice president of Stein Roe
Chicago, IL 60606
(4)

Gail D. Knudsen, 38;              Vice President           Vice president and assistant controller of CMA
245 Summer Street,
Boston, MA
02210 (4)

Richard W. Lowry, 64               Trustee                   Private Investor since August, 1987.
10701 Charleston Drive
Vero Beach, FL 32963 (4)

Salvatore Macera, 69;              Trustee                   Private Investor (formerly Executive Vice President and
26 Little Neck Lane                                          Director of Itek Corporation (electronics) from 1975 to
New Seabury, MA 02349 (4)                                    1981).

William E. Mayer, 60;              Trustee                   Partner, Park Avenue Equity Partners (venture capital)
500 Park Avenue, 5th Floor                                   (formerly Dean, College of Business and Management,
New York, NY 10022 (1)(4)                                    University of Maryland from October, 1992 to November,
                                                             1996);Director, Johns Manville; Director, Lee
                                                             Enterprises; Director, WR Hambrecht & Co.



Stephen F. Lockman, 39;           Vice President           Senior vice president, portfolio manager and credit
One South Wacker Drive,                                    analyst of Stein Roe
Chicago, IL   60606
(4)



William C. Loring, Jr. 50;         Vice President           Vice president of Stein Roe since November 1998; vice
One Financial Center                                        president of CMA
Boston,  MA 02111




Mary D. McKenzie, 47;              Vice President           President of Liberty Funds Services, Inc.
One Financial Center,
Boston, MA
02111 (4)

Jane N. Naeseth, 50;
One South                          Vice President           Senior Vice President of Stein Roe
Wacker Drive
Chicago, IL  60606 (4)



Charles R. Nelson,  58;             Trustee                 Director/Trustee since 1981.  Van Voorhis Professor, Department
Department of Economics                                     of Economics,  University of Washington and consultant on
Univesity of Washington                                     economic and statistical matters.
Seattle, WA 98195
(3)(4)

John J. Neuhauser, 57;             Trustee                   Academic Vice President and Dean of Faculties since
84 College Road                                              August, 1999, Boston College (formerly Dean, Boston
Chestnut Hill, MA 02467-3838 (4)                             College School of Management from September, 1977 to
                                                             September, 1999).


Maureen G. Newman, 41;             Vice President           Vice President of Stein Roe since November
1998; One Financial Center                                  portfolio manager and vice president of CMA since May
Boston, MA 02111 (4)                                        1996; portfolio manager and bond analyst at Fidelity
                                                            Investments prior thereto


Nicholas S. Norton, 41;            Vice President           Senior vice president of Liberty Funds Services, Inc.
12100 East Iliff Avenue,                                    since Aug. 1999; vice president of Scudder Kemper, Inc.
Aurora, CO 80014 (4)                                        from May 1994 to Aug. 1999


Joseph R. Palombo, 47              Trustee and Chairman      Trustee and Chairman of the Board of the Stein Roe Funds since
One Financial Center,              of the Board              October, 2000(formerly Vice President of the Funds from April,
Boston, MA 02111 (1) (4)                                     1999 to August, 2000); Director of Stein Roe since September ,
                                                             2000; Manager of Stein Roe Floating Rate Limited Liability
                                                             Company since October, 2000; Chief Operations Officer of
                                                             Mutual Funds, Liberty Financial Companies, Inc. since August,
                                                             2000; Executive Vice President and Director of the Colonial
                                                             Management Associates since April, 1999; Executive Vice
                                                             President and Chief Administrative Officer of Liberty Funds
                                                             Group since April, 1999; and Chief Operating Officer, Putnam
                                                             Mutual  Funds  from 1994 to 1998).

Thomas Stitzel, 64;                Trustee                   Business Consultant (formerly Professor of Finance from
2208 Tawny Woods Place                                       1975 to 1999 and Dean from 1977 to 1991, College of
Boise, ID  83706 (4)                                         Business, Boise State University); Chartered Financial
                                                             Analyst.

Thomas C. Theobald, 63;            Trustee                   Managing director, William Blair Capital Partners
Suite 1300, 222 West Adams                                   (private equity fund)
Street, Chicago, IL 60606 (3)(4)

Veronica M. Wallace,  54;          Vice President             Vice President of Stein Roe since March 1998;  portfolio
One South Wacker Drive                                        manager for Stein Roe since  September 1995; trader in
Chicago,  IL 60606 (4)                                        taxable short-term  instruments for Stein Roe prior thereto


Anne-Lee  Verville,  55;           Trustee                  Consultant  (formerly General Manager,  Global Education
359   Stickney   Hill  Road                                 Industry   form  1994  to  1997,   and President,Applications
Hopkinton,  NH 03229 (4)                                    Solutions Division from 1991 to 1994, IBM Corporation (global education and global applications)).





-----------------------------------
(1)      Trustee who is an "interested person" of Base Trust and of Stein Roe, as defined in the 1940 Act.
(2)      Member of the Executive Committee of the Board of Trustees, which is authorized to exercise all powers of the Board with certain statutory exceptions.
(3)      Member of the Audit Committee of the Board, which makes recommendations to the Board  regarding  the selection of auditors and confers with the auditors regarding the scope and results of the audit.

Trustees and officers of Base Trust also serve as trustees and officers of other investment companies managed by Stein Roe.

Officers and trustees affiliated with Stein Roe serve without any compensation from Base Trust. In compensation for their services to Base Trust, trustees who are not "interested persons" of Base Trust or Stein Roe are paid an annual retainer plus an attendance fee for each meeting of the Board or standing committee thereof attended. Base Trust has no retirement or pension plan. The following table sets forth compensation paid (by the Portfolios below) during the year ended June 30, 2000 and the calendar year ended December 31, 1999, to the trustees:




                                                                                                                  Total
                                Aggregate                                                                   Compensation From
                              Compensation                             Aggregate            Aggregate        the Fund Complex
                                  From             Aggregate       Compensation From    Compensation From      Paid to the
Trustee                       Intermediate     Compensation From       High Yield         Cash Reserves      Trustees for the
-------                       Bond Portfolio     Income Portfolio   Portfolio for the    Portfolio for the     Calendar Year
                             for the Fiscal      for the Fiscal    Fiscal Year Ended   Fiscal Year Ended     Ended December
                             Year Ended June     Year Ended June      June 30, 2000        June 30, 2000         31, 1999*
                             30, 2000            30, 2000


Lindsay Cook                           -0-                -0-                 -0-                   -0-                  -0-
John A. Bacon Jr.                  $2,800           $2,800                $2,200                $4,000             $103,450
William W. Boyd                     3,000            3,000                 2,400                 4,200              109,950
Douglas A. Hacker                   2,800            2,800                 2,200                 4,000               93,950
Janet Langford Kelly                2,800            2,800                 2,200                 4,000              103,450
Charles R. Nelson                   2,900            2,900                 2,300                 4,100              108,050
Thomas C. Theobald                  2,800            2,800                 2,200                 4,000              103,450



                                                   Aggregate             Total
                               Aggregate           Compensation From Compensation From
Trustee                       Compensation         High Yield       the Fund Complex
-------                       From Municipal        Municipals         Paid to the
                              Money Market         Portfolio        Trustees for the
                             Portfolio for       for the Fiscal      Calendar Year
                             the Fiscal Year    Year Ended June     Ended December
                             Ended June 30,         30, 2000           31, 1999*
                                2000
Lindsay Cook                           -0-                -0-                   -0-
John A. Bacon Jr.                  $2,200            2,800               $103,450
William W. Boyd                     2,400            3,000                109,950
Douglas A. Hacker                   2,200            2,800                 93,950
Janet Langford Kelly                2,200            2,800                103,450
Charles R. Nelson                   2,300            2,900                108,050
Thomas C. Theobald                  2,200            2,800                103,450





      ---------------
      *  At June 30, 2000, the Stein Roe Fund Complex consisted of 12 Portfolios of Base Trust, one series of Liberty-Stein Roe Funds Trust, four series
         of   Liberty-Stein   Roe  Funds   Municipal   Trust,   four  series  of
         Liberty-Stein  Roe Funds Income Trust, five series of Liberty-Stein Roe
         Advisor Trust,  five series of SteinRoe  Variable  Investment Trust, 12 series of Liberty-Stein Roe Funds Investment  Trust,  Liberty-Stein Roe
         Advisor Floating Rate Fund,  Liberty-Stein Roe  Institutional  Floating
         Rate  Income  Fund,  and  Stein Roe  Floating  Rate  Limited  Liability
         Company.

                                                                                                            Total
                                Aggregate                                                                   Compensation From
                              Compensation                             Aggregate            Aggregate        the Fund Complex
                                  From             Aggregate       Compensation From    Compensation From      Paid to the
Trustee                       Balanced        Compensation From       Growth & Income    Growth Investor      Trustees for the
-------                       Portfolio     International Portfolio   Portfolio for the    Portfolio for the     Calendar Year
                             for the Fiscal      for the Fiscal    Fiscal Year Ended   Fiscal Year Ended     Ended December
                             Year Ended         Year Ended June    September 30, 2000  September 30, 2000         31, 2000**
                             September 30, 2000  September 30, 2000


Lindsay Cook *                          -0-                -0-                 -0-                   -0-                  -0-
John A. Bacon Jr.*                 $2,800           $2,800                $2,200                $4,000             $103,450
William W. Boyd*                    3,000            3,000                 2,400                 4,200              109,950
Douglas A. Hacker                   2,800            2,800                 2,200                 4,000               93,950
Janet Langford Kelly                2,800            2,800                 2,200                 4,000              103,450
Charles R. Nelson                   2,900            2,900                 2,300                 4,100              108,050
Thomas C. Theobald                  2,800            2,800                 2,200                 4,000              103,450



                                                   Aggregate             Total
                               Aggregate           Compensation From Compensation From
Trustee                       Compensation         Disciplined     the Fund Complex
-------                       From Growth         Stock              Paid to the
                                Stock              Portfolio        Trustees for the
                             Portfolio for       for the Fiscal      Calendar Year
                             the Fiscal Year    Year Ended           Ended December
                             Ended September      September            31, 2000**
                             30,2000               30, 2000
Lindsay Cook  *                         -0-                -0-              -0-
John A. Bacon Jr*.                 $2,200            2,800               $103,450
William W. Boyd *                   2,400            3,000                109,950
Douglas A. Hacker                   2,200            2,800                 93,950
Janet Langford Kelly                2,200            2,800                103,450
Charles R. Nelson                   2,300            2,900                108,050
Thomas C. Theobald                  2,200            2,800                103,450


*Retired as a Trustee on December 27, 2000.

**       At September 30, 2000,  the Stein Roe Fund Complex  consisted of 12 series of the Trust,  one series of  Liberty-Stein  Roe Funds  Trust,  four  series of
          Liberty-Stein  Roe Funds Municipal Trust,  four series of Liberty-Stein  Roe
          Funds Income Trust,  four series of  Liberty-Stein  Roe Advisor Trust,  five series of SteinRoe  Variable  Investment  Trust,  12 portfolios of SR&F Base
          Trust,  Liberty-Stein  Roe Advisor  Floating  Rate Fund,  Liberty-Stein  Roe
          Institutional  Floating  Rate  Income  Fund,  and  Stein Roe  Floating  Rate
          Limited Liability Company.



                                                          Total Compensation From
                                                           the Fund Complex Paid
                                                          to the Trustees for the
                                                            Calendar Year Ended
                                                             December 31, 2000*




        Trustee
        Richard L. Lowry                                  $99,000
        Salvatore Macera                                   98,000
        William E. Mayer                                  100,000
        John J. Neuhauser                                 101,210
        Thomas E. Stitzel                                  97,000
        Anne-Lee Verville                                  94,667 (1)

(1) Total compensation of $94,667 is payable in later years as deferred compensation.

         *At  December  31,  2000,  the complex  consisted  of 51 open-end and 8 closed-end  management  investment  company  portfolios  in the Liberty
         Funds   Group-Boston   (Liberty  Funds)  and  12  open-end   management
         investment portfolios in the Liberty Variable Trust.




Item 14. Control  Persons and Principal  Holders of Securities.  As of September
30,  2000,   the  only  persons  known  by  Base  Trust  to  own  of  record  or
"beneficially" 5% or more of the outstanding interests of a Portfolio within the definition of that term as contained in Rule 13d-3 under the Securities Exchange
Act of 1934 were as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                                                                       Percentage of
                                                                                                        Outstanding
                        Fund                                             Portfolio                     Interests Held (%)
-----------------------------------------------------------------------------------------------------------------------
Liberty Municipal Money Market Fund                   SR&F Municipal Money Market Portfolio                  10.3

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Municipal Money Market Fund                 SR&F Municipal Money Market Portfolio                  89.6
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe High-Yield Municipals Fund                  SR&F High-Yield Municipals Portfolio                   100.0
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Liberty Money Market Fund                             SR&F Cash Reserves Portfolio                           35.0
    -----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Cash Reserves Fund                          SR&F Cash Reserves Portfolio                           64.3
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Intermediate Bond Fund                      SR&F Intermediate Bond Portfolio                      100.0
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Liberty Intermediate Bond Fund                        SR&F Intermediate Bond Portfolio                        0.0
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Income Fund                                 SR&F Income Portfolio                                  99.9
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Institutional Client High Yield Fund        SR&F High Yield Portfolio                              68.6
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe High Yield Fund                             SR&F High Yield Portfolio                              31.3
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Growth & Income Fund                        SR&F Growth & Income Portfolio                         100.0
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Liberty Value Opportunities Fund                     SR&F Growth & Income Portfolio                          0.0

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe International Fund                          SR&F International Portfolio                          100.0
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Young Investor Fund                         SR&F Growth Investor Portfolio                         85.0
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Liberty Young Investor Fund                          SR&F Growth Investor Portfolio                          12.0
                                                      -----------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Growth Investor Fund                        SR&F Growth Investor Portfolio                          3.0
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Balanced Fund                               SR&F Balanced Portfolio                               100.0
-----------------------------------------------------------------------------------------------------------------------
                                                      -----------------------------------------------------------------
Stein Roe Growth Stock Fund                           SR&F Growth Stock Portfolio                            48.7
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Liberty Growth Stock Fund                             SR&F Growth Stock Portfolio                            51.3

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Disciplined Stock Fund                      SR&F Disciplined Stock Portfolio                      100.0
-----------------------------------------------------------------------------------------------------------------------

The address of each Fund listed is One Financial Center, Boston, MA 02111.



Item 15.  Investment ADVISORY AND OTHER Services.
Registrant incorporates by reference information concerning investment advisory and other services provided to each Portfolio from "Investment Advisory Services," "Custodian," and "Transfer Agent" in the SAI relating to its Feeder Fund.

Bookkeeping and Accounting Agreement
Pursuant to a separate agreement with Base Trust, Stein Roe receives a fee for performing certain bookkeeping and accounting services for each Portfolio. For these services, Stein Roe receives an annual fee of $25,000 plus .0025 of 1% of average net assets over $50 million. The tables below show fees paid under this agreement by the Portfolios over the last three fiscal years (in thousands):



--------------------------------------------------------------------------------------------------
                                                   Year Ended      Year Ended       Year Ended
                   Portfolio                         6/30/00         6/30/99         6/30/98

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
SR&F Municipal Money Portfolio                           $27             $27              $27
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
SR&F High-Yield Municipals Portfolio                      30              32               13
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
SR&F Cash Reserves Portfolio                              44              42               13
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
SR&F Intermediate Bond Portfolio                          34              35               14
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
SR&F Income Portfolio                                     30              33               14
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
SR&F High Yield Portfolio                                 25              26               25
--------------------------------------------------------------------------------------------------






--------------------------------------------------------------------------------------------------
                                                   Year Ended      Year Ended       Year Ended
                   Portfolio                         9/30/00         9/30/99         9/30/98
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
SR&F Balanced Portfolio                                $30               $30             $31
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
SR&F Growth & Income Portfolio                          $32              34              33
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
SR&F Growth Stock Portfolio                             70               50              42
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
SR&F Growth Investor Portfolio                          56               47              40
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
SR&F Disciplined Stock Portfolio                        37               43              55
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
SR&F International Portfolio                            27              27              27
--------------------------------------------------------------------------------------------------


Item 16.  Brokerage Allocation and Other Practices.
Registrant incorporates by reference information concerning the brokerage practices of each Portfolio from "Portfolio Transactions" in the SAI relating to its Feeder Fund.

Item 17.  Capital Stock and Other Securities.
Investments in Base Trust have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. Base Trust is not required to hold annual meetings of investors, and has no current intention to do so, but Base Trust will hold special meetings of investors when, in the judgment of the trustees, it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. An investors' meeting will be held upon the written, specific request to the trustees of investors holding in the aggregate not less than 10% of the Interests in a series. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the trustees by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more trustees. Investors also have the right to remove one or more trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of Base Trust or a series thereof, investors would be entitled to share pro rata in the net assets available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees).

Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Under the Declaration of Trust, the trustees are authorized to issue Interests in Base Trust. Each investor in a series is entitled to vote in proportion to the amount of its investment in the series.

Under the Declaration of Trust, the trustees are authorized to issue Interests in Base Trust. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain, and credit of Base Trust (unless another sharing method is required for federal income tax reasons in accordance with the sharing method adopted by the trustees). Investments in Base Trust have no preferences, preemptive, conversion, or similar rights and are fully paid and nonassessable, except as set forth below. Investments in Base Trust may not be transferred. No certificates representing an investor's Interest in Base Trust will be issued.

Each whole Interest (or fractional Interest) outstanding on the record date established in accordance with the By-Laws shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the Interest (or fractional Interest) in United States dollars determined at the close of business on the record date (for example, an Interest having a net asset value of $10.50 would be entitled to 10.5 votes). As a common law trust, Base Trust is not required to hold annual shareholder meetings. However, special meetings may be called for purposes such as electing or removing trustees, changing fundamental policies, or approving an investment advisory contract. If requested to do so by the holders of at least 10% of its outstanding Interests, Base Trust will call a special meeting for the purpose of voting upon the question of removal of a trustee or trustees and will assist in the communications with other holders as required by Section 16(c) of the 1940 Act. All Interests of Base Trust are voted together in the election of trustees. On any other matter submitted to a vote of holders, Interests are voted by individual series and not in the aggregate, except that Interests are voted in the aggregate when required by the 1940 Act or other applicable law. When the Board of Trustees determines that the matter affects only the interests of one or more series, holders of the unaffected series are not entitled to vote on such matters.

Base Trust may enter into a merger or consolidation or sell all or substantially all of its assets if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the respective percentages of the Interests in Base Trust), except that if the trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the votes of each being in proportion to their respective percentages of the Interests of Base Trust) will be sufficient. Base Trust, or a series thereof, will dissolve upon the complete withdrawal, resignation, retirement, or bankruptcy of any investor and will terminate unless reconstituted and continued with the consent of all remaining investors. Base Trust, or a series thereof, may also be terminated (1) if approved by the vote of two-thirds of its investors (with the votes of each being in proportion to the amount of their investment), or (2) by the trustees by written notice to its investors. The Declaration of Trust contains a provision limiting the life of Base Trust to a term of years; consequently, Base Trust will terminate on December 31, 2080.

Investors in any series of Base Trust may be held personally liable, jointly and severally, for the obligations and liabilities of that series, subject, however, to indemnification by that series in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the series than its proportionate Interest in the series. The Declaration of Trust also provides that Base Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of Base Trust, its investors, trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and Base Trust itself is unable to meet its obligations.

The Declaration of Trust further provides that obligations of Base Trust are not binding upon the trustees individually but only upon the property of Base Trust and that the trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Base Trust reserves the right to create and issue any number of series, in which case investors in each series would participate only in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in election or selection of trustees, principal underwriters, and accountants for Base Trust. Upon liquidation or dissolution of Base Trust, the investors in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees). Interests of any series of Base Trust may be divided into two or more classes of Interests having such preferences or special or relative privileges as the trustees of Base Trust may determine. Currently, Base Trust has 12 series, each with only one class.

Base Trust will in no case have more than 500 investors in order to satisfy certain tax requirements. This number may be increased or decreased should such requirements change. Similarly, if Congress enacts certain proposed amendments to the Code, it may be desirable for Base Trust to elect the status of a regulated investment company as that term is defined in Subchapter M of the Code, which would require that Base Trust first change its organizational status from that of a Massachusetts trust to that of a Massachusetts business trust or other entity treated as a corporation under the Code. Base Trust's Declaration of Trust empowers the trustees, on behalf of the Trust, to change Base Trust's organizational form to that of a Massachusetts business trust or otherwise reorganize as an entity treated as a corporation under the Code and to elect regulated investment company status without a vote of the investors. Any such action on the part of the trustees on behalf of Base Trust would be contingent upon there being no adverse tax consequences to such action.

Item 18.  Purchase, Redemption, and Pricing of Securities.
Interests in a Portfolio will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act.

The net asset value per share of each Portfolio is determined by dividing its total assets (i.e., the total current market value of its investment in the Portfolio) less its liabilities (including accrued expenses and dividends payable), by the total number of shares of the Portfolio outstanding at the time of the determination. Each Portfolio's net asset value per share is calculated as the close of regular session trading on the NYSE.

The value of each investor's investment in a Portfolio will be based on its pro rata share of the total net asset value of the Portfolio (i.e., the value of its portfolio securities and other assets less its liabilities) as of the same date and time.

Each of SR&F Cash Reserves Portfolio and SR&F Municipal Money Portfolio values its portfolio by the "amortized cost method" by which it attempts to maintain the net asset values of its Feeder Funds at $1.00 per share. Registrant incorporates by reference "Additional Information on the Determination of Net Asset Value" in the SAIs relating to the Feeder Funds of such Portfolios.

Item 19.  TAXATION OF THE FUND.
Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Under the anticipated method of operation, Base Trust will not be subject to any federal income tax, nor is it expected to have any Massachusetts income tax liability. Base Trust has received a private letter ruling from the Internal Revenue Service to confirm its federal tax treatment in certain respects. Each investor in a Portfolio will be taxed on its share (as determined in accordance with the governing instruments of Base Trust) of the Portfolio's ordinary income and capital gains in determining its income tax liability. The determination of such share will be made in accordance with a method designed to satisfy the Code and regulations promulgated thereunder. There can be no assurance, however, that the Internal Revenue Service will agree with such a method of allocation.

The fiscal year end of SR&F Cash Reserves Portfolio, each Municipal Portfolio and each Bond Portfolio is June 30 and that of each Equity Portfolio is September 30. Although, as described above, the Portfolios will not be subject to federal income tax, they will file appropriate income tax returns.

It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a RIC, assuming that the investor invests all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

In order for an investment company investing in a Portfolio to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in stock, securities, or currencies. Each such investment company will also be required to distribute each year at least 90% of its investment company taxable income (in order to escape federal income tax on distributed amounts) and to meet certain tax diversification requirements. Because such investment companies may invest all of their assets in a Portfolio, the Portfolio must satisfy all of these tax requirements in order for such other investment company to satisfy them.

Registrant incorporates by reference information concerning taxes for each Portfolio from "Additional Income Tax Considerations" in the SAI relating to its Feeder Fund.

Item 20.  Underwriters.
Inapplicable.

Item 21.  Calculation of Performance Data.
Inapplicable.

Item 22.  Financial Statements.
SR&F Municipal Money Portfolio, SR&F High-Yield Municipals Portfolio, SR&F Cash Reserves Portfolio, SR&F Intermediate Bond Portfolio, SR&F Income Portfolio, and SR&F High-Yield Portfolio. Please refer to the audited Financial Statements (investments as of June 30, 2000, statements of assets and liabilities as of June 30, 2000, statements of operations and statements of changes in net assets for the period ended June 30, 2000, and notes thereto) and reports of independent auditors, which are contained in the June 30, 2000 annual reports of their respective Feeder Funds.

SR&F Balanced Portfolio, SR&F Growth & Income Portfolio, SR&F Growth Stock Portfolio, SR&F Disciplined Stock Portfolio, SR&F Growth Investor Portfolio, SR&F International Portfolio. Please refer to the audited Financial Statements (investments as of September 30, 2000, balance sheets as of September 30, 2000, statements of operations and statements of changes in net assets for the period ended September 30, 2000, and notes thereto) and reports of independent public accountants, which are contained in the September 30, 2000 annual reports of their respective Feeder Funds.

The  Financial   Statements  (but  no  other  material  from  the  reports)  are incorporated herein by reference. The reports may be obtained at no charge by telephoning 800-338-2550.

                                     PART C
                                OTHER INFORMATION

Item 23.  Exhibits.

Exhibits [Note: As used herein, the term "Registration Statement" refers to the Registration Statement of the Registrant on Form N-1A filed under the 1940 Act, File No. 811-7996.]

(a) Declaration of Trust of Registrant as amended through 8/1/95. (Exhibit 1 to Amendment No. 2 to Registration Statement.)*

(b) (1) By-Laws of  Registrant.(Exhibit 2 to Amendment  No. 2 to
    Registration  Statement.)*

    (2)Amendment to By-Laws dated 2/4/98. (Exhibit 2(b) to Amendment No. 10 to Registration Statement.)*
    (3)Amendment  to By-Laws  dated March 15, 2000 (Exhibit to Amendment
     No.15).*
    (4)Amendment to By-Laws dated September 28, 2000. (Exhibit to Amendment No. 15).*
(c)  Inapplicable.

(d) Management Agreement between Registrant and Stein Roe & Farnham Incorporated dated 8/15/95 as amended through 6/28/99. (Exhibit (d) to Amendment No. 12 to Registration Statement.)*
 (1) Amended schedules to Management Agreement.
 (2) Management Agreement between SR&F International Portfolio and Newport Fund Management, Inc.

(e) Inapplicable.

(f) Inapplicable.

(g) Custodian Agreement between Registrant and State  Street  Bank and
 Trust  Company.  (Exhibit  8 to  Amendment  No. 2 to Registration  Statement.)*

(h) (1) Investor Service Agreement between Registrant and SteinRoe Services Inc. dated 8/15/95 as amended through 6/28/99.
    (Exhibit (h)(1) to Amendment No. 12 to  Registration  Statement.)*
    (2)Joinder and Release Agreement with respect to Agency Agreement.
    (3)Bookkeeping  and Accounting  Agreement  between  Registrant and
     Stein Roe & Farnham Incorporated dated 8/3/99.(Exhibit (h)(2) to Amendment No. 13 to Registration Statement.)*

(i) Inapplicable

(j)  Inapplicable.

(k)  Inapplicable.

(l)  Inapplicable.
(m)Inapplicable.
(n) Inapplicable

Code of Ethics of the  Liberty  Financial  Companies,  Inc.  - filed as  Exhibit
(p)(1) in Part C, Item 23 of Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of Liberty Funds Trust V (File Nos. 33-12109 and 811-5030), filed with the Commission on or about January 24, 2001, and is hereby incorporated by reference and made part of this Registration Statement

Power of Attorney for: Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Salvatore Macera, William E. Mayer, Charles R. Nelson, John J. Neuhauser, Joseph R. Palombo, Thomas E. Stitzel, Thomas C. Theobald and Anne-Lee Verville - filed in Part C, Item 23 of Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of Liberty Funds Trust V (File Nos. 33-12109 and 811-5030), filed with the Commission on or about January 24, 2001 and is hereby incorporated by reference and made a part of this Registration Statement


*Incorporated by reference.

Item 24. Persons Controlled by or Under Common Control with Registrant. The Registrant does not consider that it is directly or indirectly controlled by, or under common control with, other persons within the meaning of this Item.

Item 25.  Indemnification.
Reference is made to Article X of the Registrant's Declaration of Trust (Exhibit
1) with respect to indemnification of the trustees and officers of Registrant against liabilities which may be incurred by them in such capacities.

Registrant, its trustees and officers, its investment adviser, the other investment companies advised by Stein Roe, and persons affiliated with them are insured against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities that might be imposed as a result of such actions, suits, or proceedings. Registrant will not pay any portion of the premiums for coverage under such insurance that would (1) protect any trustee or officer against any liability to Registrant or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (2) protect its investment adviser or principal underwriter, if any, against any liability to Registrant or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its duties and obligations under its contract or agreement with the Registrant; for this purpose the Registrant will rely on an allocation of premiums determined by the insurance company.

Liberty Municipal Money Market Fund ("Liberty Fund"), a series of Liberty Trust IV ("Colonial Trust") invests substantially all of its assets in SR&F Municipal Money Portfolio. In that connection, trustees and officers of Registrant have signed the registration statement of Colonial Trust ("Colonial Registration Statement") on behalf of Registrant insofar as the Colonial Registration Statement relates to Colonial Fund, and Colonial Trust, on behalf of Colonial Fund, has agreed to indemnify Registrant and its trustees and officers against certain liabilities which may be incurred by them.

Item 26. Business and Other Connections of Investment Adviser. Stein Roe is a wholly owned subsidiary of SteinRoe Services Inc. ("SSI"), which is a wholly owned subsidiary of Liberty Financial Companies, Inc. ("Liberty Financial"), which is a majority owned subsidiary of Liberty Corporate Holdings, Inc., which is a wholly owned subsidiary of LFC Holdings, Inc., which is a wholly owned subsidiary of Liberty Mutual Equity Corporation, which is a wholly owned subsidiary of Liberty Mutual Insurance Company. Stein Roe acts as investment adviser to individuals, trustees, pension and profit-sharing plans, charitable organizations, and other investors. In addition to Registrant, it also acts as investment adviser to other investment companies having different investment policies.

For a two-year business history of officers and directors of Stein Roe, please refer to the Form ADV of Stein Roe & Farnham Incorporated and to the section of the SAI (part B) entitled "Investment Management and Administrative Services."

Certain directors and officers of Stein Roe also serve and have during the past two years served in various capacities as officers, directors, or trustees of SSI, of Colonial Management Associates, Inc. (which is a subsidiary of Liberty Financial Companies, Inc.), and of the Registrant and other investment companies managed by Stein Roe. (The listed entities are located at One Financial Center, Boston, MA 02111, except for SteinRoe Services Inc. which is located at One South Wacker Drive, Chicago, IL 60606, and SteinRoe Variable Investment Trust and Liberty Variable Investment Trust, which are located at Federal Reserve Plaza, Boston, MA 02210.) A list of such capacities is given below.

                                                    POSITION FORMERLY
                                                      HELD WITHIN
                     CURRENT POSITION              PAST TWO YEARS
                     -------------------           --------------
LIBERTY FUNDS SERVICES
INC.
Stephen E. Gibson        Director
Joseph R. Palombo        Director
Kevin M. Carome          Director
Mary D. McKenzie         President
Christine Balzano        Senior Vice President
Nicholas S. Norton       Senior Vice President

COLONIAL MANAGEMENT ASSOCIATES, INC.
Ophelia L. Barsketis  Senior Vice President
Kevin M. Carome       Senior Vice President
William M. Garrison   Vice President
Stephen E. Gibson     Chairman, President and
                             Chief Executive Officer
Loren A. Hansen       Senior Vice President
Clare M. Hounsell     Vice President
Deborah A. Jansen     Senior Vice President
North T. Jersild      Vice President
Joseph R. Palombo     Executive Vice President
Yvonne T. Shields     Vice President

SR&F BASE TRUST
William D. Andrews    Executive Vice-President
Christine Balzano     Vice President
David P. Brady        Vice-President
Daniel K. Cantor      Vice-President
Kevin M. Carome       Executive VP                     VP; Secretary
Denise E. Chasmer     Vice President
J. Kevin Connaughton        Controller                 VP;Controller
Stephen E. Gibson     President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
Harvey B. Hirschhorn  Vice-President
Michael T. Kennedy    Vice-President
Gail D. Knudsen       Vice President
Stephen F. Lockman    Vice-President
Mary D. McKenzie      Vice President
Jane M. Naeseth       Vice-President
Maureen G. Newman     Vice-President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee
Veronica M. Wallace   Vice-President

LIBERTY-STEIN ROE FUNDS INCOME TRUST; LIBERTY-STEIN ROE FUNDS
INSTITUTIONAL TRUST; AND LIBERTY-STEIN ROE FUNDS TRUST
William D. Andrews    Executive Vice-President
Christine Balzano     Vice President
Kevin M. Carome       Executive VP                       VP;Secy.
Denise E. Chasmer     Vice President
J. Kevin Connaughton        Controller                   VP;Controller
Stephen E. Gibson     President
Loren A. Hansen       Executive Vice-President
Michael T. Kennedy    Vice-President
Gail D. Knudsen       Vice President
Stephen F. Lockman    Vice-President
Mary D. McKenzie      Vice President
Jane M. Naeseth       Vice-President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee



LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST
William D. Andrews    Executive Vice-President
Christine Balzano     Vice President
David P. Brady        Vice-President
Daniel K. Cantor      Vice-President
Kevin M. Carome       Executive VP               VP; Sec; Asst. Secy.
Denise E. Chasmer     Vice President
J. Kevin Connaughton        Controller                        VP:Controller
William M. Garrison   Vice-President
Stephen E. Gibson     President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
Harvey B. Hirschhorn  Vice-President
Gail D. Knudson       Vice President
Mary D. McKenzie      Vice President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee


LIBERTY-STEIN ROE ADVISOR TRUST
William D. Andrews    Executive Vice-President
David P. Brady        Vice-President
Christine Balzano     Vice-President
Daniel K. Cantor      Vice-President
Kevin M. Carome       Executive VP;         VP;Sec; Asst. Secy.
Denise E. Chasmer     Vice President
J. Kevin Connaughton        Controller                 VP;Controller
Stephen E. Gibson     President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
Harvey B. Hirschhorn  Vice-President
Gail D. Knudson       Vice-President
Michael T. Kennedy    Vice-President
Stephen F. Lockman    Vice-President
Mary D. McKenzie      Vice President
Maureen G. Newman     Vice-President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee

LIBERTY-STEIN ROE FUNDS MUNICIPAL TRUST
William D. Andrews    Executive Vice-President
Christine Balzano     Vice President
Kevin M. Carome       Executive VP        VP; Sec; Asst. Secy.
Denise E. Chasmer     Vice President
J. Kevin Connaughton        Controller               VP;Controller
Stephen E. Gibson     President
Loren A. Hansen       Executive Vice-President
Brian M. Hartford     Vice-President
Gail D. Knudsen       Vice President
William C. Loring     Vice-President
Mary D. McKenzie      Vice President
Maureen G. Newman     Vice-President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee
Veronica M. Wallace   Vice-President

STEINROE VARIABLE INVESTMENT TRUST
William D. Andrews    Executive Vice-President
Christine Balzano     Vice President
Kevin M. Carome       Executive VP         VP; Sec; Asst. Secy.
Denise E. Chasmer     Vice President
J. Kevin Connaughton        Controller               VP;Controller
William M. Garrison   Vice President
Stephen E. Gibson     President
Erik P. Gustafson     Vice President
Loren A. Hansen       Executive Vice-President
Harvey B. Hirschhorn  Vice President
Michael T. Kennedy    Vice President
Gail D. Knudsen       Vice President
Mary D. McKenzie      Vice President
Jane M. Naeseth       Vice President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee
William M. Wadden IV  Vice President

LIBERTY-STEIN ROE ADVISOR FLOATING RATE FUND; LIBERTY-STEIN ROE
INSTITUTIONAL FLOATING RATE INCOME FUND, STEIN ROE FLOATING RATE
LIMITED LIABILITY COMPANY
William D. Andrews    Executive Vice-President
Kevin M. Carome       Executive VP              VP;Sec; Asst. Secy.
Christine Balzano     Vice President
Denise E. Chasmer     Vice President
J. Kevin Connaughton        Controller                        VP;Controller
Stephen E. Gibson     President
Brian W. Good         Vice-President
James R. Fellows      Vice-President
Loren A. Hansen       Executive Vice-President
Gail D. Knudsen       Vice President
Mary D. McKenzie      Vice President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee

LIBERTY VARIABLE INVESTMENT TRUST
Kevin M. Carome       Vice President



ITEM 27.  PRINCIPAL UNDERWRITERS.
Inapplicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
Kevin M. Carome, Executive Vice-President
SR&F Base Trust
One Financial Center
Boston, MA 02111

ITEM 29.  MANAGEMENT SERVICES.
None.

ITEM 30.  UNDERTAKINGS.
Inapplicable.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and State of Massachusetts on the 26th day of January, 2001.

                                          SR&F BASE TRUST

                                          /s/ Stephen E. Gibson

                                         By:   Stephen E. Gibson
                                         President

                                 SR&F BASE TRUST
            INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

Exhibit
Number            Description

(d)(1)        Amended schedules to Management Agreement.
(d)(2) Management Agreement between SR&F International Portfolio and Newport Fund Management, Inc.
(h)(2)        Joinder and Release Agreement with respect to Agency Agreement.